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                                                                      Exhibit 21

                   SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

         Exclusive of immaterial subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 15, 2000 had the following subsidiaries:

                                                          PLACE OF
NAME                                                      INCORPORATION
----                                                      -------------
Alermon, Inc.                                             Delaware
aligne Incorporated                                       Pennsylvania
Arista Knowledge Systems, Inc.                            Delaware
Bebob Associates                                          Pennsylvania
CompuCom Systems, Inc.                                    Delaware
     CompuCom Properties, Inc.                            Delaware
   The Computer Factory Inc.                              New York
   International Micronet Systems                         California
   CSI Funding, Inc.                                      Delaware
   Dataflex Corporation                                   Florida
   Computer Integration Corporation                       Delaware
CompuShop Incorporated                                    Delaware
DRC Holdings, Inc.                                        Delaware
GPMC Holdings, LLC                                        Delaware
Penn-Sylvan Management, Inc.                              Pennsylvania
Pennsylvania Early Stage Partners GP, LLC                 Pennsylvania
Radnor Venture Management Company                         Pennsylvania
Safeguard Delaware, Inc.                                  Delaware
Safeguard Scientifics (Delaware), Inc.                    Delaware
Safeguard 97 Capital, L.P.                                Delaware
Safeguard 98 Capital, L.P.                                Delaware
Safeguard 99 Capital, L.P.                                Delaware
Safeguard 2000 Capital, L.P.                              Delaware
Safeguard Capital Management, Inc.                        Delaware
Safeguard International Group, Inc.                       Delaware
Safeguard Partners Capital, L.P.                          Delaware
Safeguard Partners Capital II, L.P.                       Delaware
Safeguard Partnership  Holdings, Inc.                     Delaware
Safeguard Partnership Holdings
(Pennsylvania), Inc.                                      Pennsylvania
Safeguard Pioneer, Inc.                                   Delaware
Safeguard Technologies, Inc.                              Delaware
Safeguard XL Capital, L.P.                                Delaware
SFGS, Inc.                                                Delaware
SFINT, Inc.                                               Delaware
Sotas, Inc.                                               Delaware
SSI B, Inc.                                               Delaware
SSI Buttonwood, Inc.                                      Delaware
SSI Management Company, Inc,                              Delaware
SSIP (Delaware), Inc.                                     Delaware
SSI Real, Inc.                                            Delaware
Tangram Enterprise Solutions, Inc.                        Pennsylvania
Technology Leaders Management, Inc.                       Delaware
XL Realty Corp.                                           Florida
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